SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2015

Date of Report

(Date of Earliest Event Reported)

AXIS RESEARCH & TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 55390	47-3152623
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16662 Hale Avenue

Irvine, California 92606

(Address of Principal Executive Offices)

949-288-6607

(Registrant’s Telephone Number)

ITEM 4.01 Changes in Registrant's Certifying Accountant

Subsequent to the change in control of Axis Research & Technologies, Inc. (formerly Noche Grotto Acquisition Corporation) to new management on May 27, 2015, the Board of Directors determined not to continue with the Registrant's then accountants and to engage a different accounting firm with whom they were familiar. On June 1, 2015, Anton & Chia, LLP, Newport Beach, California, the former accountants, were dismissed.

The prior accountant's audited report on the financial statements for the period January 12, 2015 (inception) through January 31, 2015 contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

The unaudited financial statements as of and for the period January 12, 2015 (inception) through March 31, 2015 contain a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audit of the Company's financial statements for the period from January 12, 2015 (inception) to January 31, 2015 and the period January 12, 2015 (inception) through the date of dismissal, June 1, 2015, there were no disagreements with the former accountants, Anton & Chia, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Registrant has provided Anton & Chia, LLP with a copy of this disclosure and has requested that they furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Anton & Chia, LLP addressed to the U.S. Securities and Exchange Commission is filed as an Exhibit to this Current Report on Form 8-K.

On August 13, 2015 (the "Engagement Date"), the Company engaged dbbmckennon as its independent registered public accounting firm. The decision to engage dbbmckennon as the Company's independent registered public accounting firm was approved by the Company's Board of Directors.

During the period January 12, 2015 (inception) and through August 13, 2015, the Company did not consult with the New Accountant regarding (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the New Accountant provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304(a)(2) of Regulation S-K).

ITEM 9.01   EXHIBITS

           16.1      Letter from former certifying public accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

AXIS RESEARCH & TECHNOLOGIES, INC.

Date: August 19, 2015	/s/ Nick Moran
Nick Moran
Chief Executive Officer